UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2005

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Ave. Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 758-2424

(Former name or former address, if changed since last report)

Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On May 18, 2005, R&G Financial Corporation (the “Company”) received a notice from the Nasdaq Listing Qualifications Department (the “Department”) indicating that because The Nasdaq Stock Market (“Nasdaq”) had not received the Company’s Form 10-Q for the period ended March 31, 2005 (the “First Quarter 10-Q”), the Company’s preferred securities listed on Nasdaq will be subject to delisting at the opening of business on May 27, 2005 unless the Company requests a hearing in accordance with Nasdaq’s Marketplace Rule 4800 Series. The Company has advised that it does intend to request a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. The Company’s Nasdaq listed securities will remain listed pending the result of such appeal. Pursuant to Nasdaq conventions for companies with late public filings, a fifth character, “E”, will be appended to the trading symbols of the Company’s securities traded on the Nasdaq and other modifications will be made to the Company’s trading symbols due to the unavailability of the symbols as they would have been modified. Accordingly, the trading symbols of the Company’s preferred securities traded on Nasdaq will be changed from RGFCM to RGFME, from RGFCN to RGFLE, from RGFCO to RGFOE and from RGFCP to RGFPE at the opening of business on May 20, 2005.

     As previously disclosed, the Company determined to review the independent market valuations used in valuing residual interests retained in its securitization transactions after discussions with its independent accountants. The Company stated that it was revising its valuation methodology used in valuing these interests that are presented in the Company’s audited consolidated financial statements. The Company concluded that its previously filed interim and audited financial statements for the periods from January 1, 2003 through December 31, 2004, would be materially affected as a result of the revision in the valuation methodologies being contemplated, and therefore, the financial statements for the periods therein should be restated. The Company indicated at such time that it was delaying the release of its earnings for the first quarter of 2005.

     As a result of these events and due to the time necessary to revise the valuation methodologies on the residual interests which will necessarily impact both the prior period financial statements and the related March 2005 financial statements, the Company was not able to meet the filing deadline of May 10, 2005, for the filing of the First Quarter 10-Q. Furthermore, the Company previously announced that it anticipated it would not file the First Quarter 10-Q by the May 16, 2005 deadline permitted by Rule 12b-25 as a consequence of the work involved. The Company is working diligently to file, as soon as practicable, the First Quarter 10-Q and the restated results for prior periods.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	A copy of the Company’s press release dated May 19, 2005 is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: May 20, 2005

	By:	/s/Joseph R. Sandoval

Joseph R. Sandoval Executive Vice President and Chief Financial Officer